Exhibit 99.1

Allegheny Technologies Announces Proposed Convertible Notes Offering

Intends to Repurchase a Portion of its 2022 Notes

PITTSBURGH--(BUSINESS WIRE)--Allegheny Technologies Incorporated (NYSE: ATI) announced today its intention to offer, subject to market and other conditions, a series of convertible senior notes (the “Notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”). ATI also expects to grant the initial purchasers of the Notes a 13-day option to purchase additional notes. ATI intends to use the net proceeds from this offering to repurchase a portion of its outstanding 4.75% Convertible Senior Notes due 2022 (the “2022 Notes”) and to fund the cost of the capped call transactions described below, with any remaining net proceeds used for general corporate purposes.

The Notes will be senior, unsecured obligations of ATI, and interest will be payable semi-annually in arrears. The Notes will be convertible into cash, shares of ATI’s common stock or a combination thereof, at ATI’s election. The interest rate, initial conversion rate and other terms of the Notes are to be determined upon pricing of the offering. The Notes also will be redeemable at the option of ATI after a specified date if certain conditions are met.

Concurrently with this offering and subject to the closing of this offering, ATI may enter into separate privately negotiated agreements with certain holders of the 2022 Notes to repurchase a portion of the outstanding 2022 Notes for cash (collectively, the “2022 Note Repurchases”). The terms of the 2022 Note Repurchases will depend on various factors, including the trading price of the 2022 Notes. The 2022 Note Repurchases could increase (or reduce any decrease in) or decrease (or reduce any increase in) the market price of the Notes. The 2022 Note Repurchases effected concurrently with this offering also may impact the initial conversion price for the Notes.

In connection with the pricing of the Notes, ATI expects to enter into privately negotiated capped call transactions with one or more financial institutions, which may include certain initial purchasers or their respective affiliates and/or other financial institutions or their respective affiliates (collectively, the “Counterparties”). The capped call transactions are expected generally to reduce potential dilution to ATI’s common stock upon any conversion of the Notes and/or offset any cash payments ATI is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap based on the cap price. The cap price of the capped call transactions will be determined upon pricing of the Notes. If the initial purchasers exercise their option to purchase additional Notes, ATI expects to enter into additional capped call transactions with the Counterparties.

ATI has been advised that, in connection with establishing their initial hedges of the capped call transactions, the Counterparties or their respective affiliates expect to purchase shares of ATI’s common stock and/or enter into various derivative transactions with respect to ATI’s common stock concurrently with, or shortly after, the pricing of the Notes and may unwind these various derivative transactions and purchase ATI’s common stock in open market transactions shortly following the pricing of the Notes. These activities could increase (or reduce the size of any decrease in) the market price of ATI’s common stock or the Notes at that time. In addition, ATI has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to ATI’s common stock and/or by purchasing or selling shares of ATI’s common stock or other securities of ATI in secondary market transactions following the pricing of the Notes and from time to time prior to the maturity of the Notes (and are likely to do so following any conversion of the Notes, any repurchase of the Notes by ATI on a fundamental change repurchase date, any redemption date, or any other date on which the notes are retired by ATI in each case if ATI exercises its option to terminate the relevant portion of the capped call transactions). These activities could cause or avoid an increase or a decrease in the market price of ATI’s common stock or the Notes, which could affect the ability of holders of Notes to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, could affect the number of shares of ATI’s common stock, if any, and value of the consideration that holders of Notes will receive upon conversion of the Notes.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Act. Neither the Notes nor the shares of common stock issuable upon conversion of the Notes, if any, have been, nor will be, registered under the Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements, which may contain such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions, are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control. Our performance or achievements may differ materially from those expressed or implied in any forward-looking statements due to the following factors, among others: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses; (d) volatility in the price and availability of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) labor disputes or work stoppages; (g) equipment outages and (h) business and economic disruptions associated with the currently ongoing COVID-19 pandemic or other similar widespread public health crises that may arise in the future and (i) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2019 or our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Solving the World’s Challenges through Materials Science

ATI (NYSE: ATI) is a $4 billion global manufacturer solving the world’s most difficult challenges through materials science; advanced, integrated process technologies; and relentlessly innovative people. We serve customers whose demanding applications need to fly higher, dig deeper, stand stronger, and last longer— anywhere on, above, or below the earth. We partner to create new specialty materials in forms that deliver ultimate performance and long-term value in applications like jet engine forgings and 3D-printed aerospace components. We produce powders for forging and additive manufacturing; rolled materials, and finished components. Our specialty materials withstand extremes of temperature, stress and corrosion to improve and protect human lives every day. Learn more at ATIMetals.com.

Contacts

Investor Contact:

Scott A. Minder

412-395-2720

scott.minder@atimetals.com

Media Contact:

Natalie Gillespie

412-394-2850

natalie.gillespie@atimetals.com